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Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 2-97992, 33-47661, 33-68426, 333-00563, and 333-
01557) of American Management Systems, Incorporated of our report dated February 14, 1996, appearing on page 19, of the 1995 Financial Report which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 9 of this Form 10-K.

PRICE WATERHOUSE LLP


Washington, D.C.
March 29, 1996

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